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                                                                  EXHIBIT 10.15


                           INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (the "Indemnification Agreement"), dated as of June 28, 2002, is by and among the shareholders of AERIES HEALTHCARE CORPORATION ("Aeries"), a Delaware corporation, named on the signature page hereto (collectively, whether one or more, "Sellers"), and PSYCHIATRIC SOLUTIONS, INC., a Delaware corporation and/or its designated affiliate ("Purchaser"). Capitalized terms used in this Indemnification Agreement, if not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Stock Purchase Agreement (as defined herein).

                                   RECITALS:

         Effective as of the date first set out above, Purchaser acquired all of the issued and outstanding common stock and warrants to acquire common stock of Aeries, pursuant to the terms and conditions of a certain Stock Purchase Agreement dated as of June 20, 2002, by and among Purchaser and Sellers (the "Stock Purchase Agreement"). As a condition precedent to the closing of the Stock Purchase Agreement, Purchaser deposited $4,500,000 of the cash proceeds of the Purchase Price (the "Escrowed Funds") in an interest-bearing escrow account established pursuant to an Escrow Agreement of even date herewith by and among Purchaser, Sellers, and escrow agent to secure any contingent obligations of Sellers for breaches of their representations and warranties under the Stock Purchase Agreement. The Escrow Funds are to be used to indemnify Purchaser pursuant to the terms and conditions of this Indemnification Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and other good and valuable consideration the receipt, adequacy, and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.        REPRESENTATIONS AND WARRANTIES OF SELLERS.

         As an inducement to the other party to enter into this Indemnification Agreement, each signatory hereby represent and warrant to the others the following matters.

         1.1      AUTHORITY; VALIDITY; NO BREACH BY SELLERS.

         1.1.1 Each of the Sellers has the power and authority to execute and deliver this Indemnification Agreement and to perform his, her or its obligations under this Indemnification Agreement. All actions required to be taken by each of the Sellers to authorize the execution, delivery and performance of this Indemnification Agreement have been duly and properly taken.

         1.1.2 This Indemnification Agreement is the lawful, valid and legally binding obligation of Sellers, enforceable against each in accordance with its respective terms, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity or public policy.


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         1.1.3    The execution and delivery of this Indemnification Agreement by Sellers will neither conflict with nor result in any material breach or contravention of, or the creation of any encumbrance under, any indenture, agreement, lease, instrument or understanding to which any Seller is a party or by which any Seller is bound.

         1.2      AUTHORITY; VALIDITY; NO BREACH BY PURCHASER.

         1.2.1 Purchaser has the power and authority to execute and deliver this Indemnification Agreement and to perform its obligations under this Indemnification Agreement. All actions required to be taken by Purchaser to authorize the execution, delivery and performance of this Indemnification Agreement have been duly and properly taken.

         1.2.2 This Indemnification Agreement is the lawful, valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity or public policy.

         1.2.3 The execution and delivery of this Indemnification Agreement by Purchaser will neither conflict with nor result in any material breach or contravention of, or the creation of any encumbrance under, any indenture, agreement, lease, instrument or understanding to which Purchaser is a party or by which Purchaser is bound.

         1.3 NO UNTRUE OR INACCURATE REPRESENTATIONS OR WARRANTIES. The representations and warranties of each party contained in this Indemnification Agreement are true, accurate, correct, and complete in all material respects, and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements and information contained therein not misleading.

SECTION 2.        INDEMNIFICATION; SURVIVAL; LIMITATIONS.

         2.1 INDEMNIFICATION BY SELLERS. From and after the Closing Date, Sellers shall indemnify and hold harmless, on a joint and several basis, Purchaser, its subsidiaries and Affiliates, and its and their respective officers, directors, principals, attorneys, agents, employees or other representatives (each a "Purchaser Indemnified Party" and all, collectively, "Purchaser Indemnified Parties") from and against: (i) any and all losses, liabilities, damages, costs (including court costs and costs of appeal) and expenses (including reasonable attorneys' fees) that such Purchaser Indemnified Party incurs as a result of, or with respect to, any inaccuracy in any of the representations or warranties made by Sellers in the Stock Purchase Agreement except that indemnification of Purchaser Indemnified Parties for inaccuracies in the Historical Financial Information shall be limited to the sum of all inaccuracies in such statements (positive and negative) on a dollar-for-dollar basis, and (ii) claims for refunds pursuant to Section 8 of the Stock Purchase Agreement.


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         2.2      INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify and hold harmless Sellers and their respective officers, directors, principals, attorneys, agents, heirs, executors, assigns or other representatives (each a "Seller Indemnified Parties" and all, collectively, "Seller Indemnified Party") from and against: (i) any and all losses, liabilities, damages, costs (including court costs and costs of appeal) and expenses (including reasonable attorneys' fees) that such Seller Indemnified Party incurs as a result of, or with respect to, any inaccuracy in any of the representations or warranties made by Purchaser in the Stock Purchase Agreement, and (ii) claims for additional funds due Purchaser pursuant to Section 8 of the Stock Purchase Agreement.

         2.3 THE ESCROWED FUNDS. The Escrowed Funds consist of four (4) separate funds of in the following amounts: The Earn Out Fund, $1,500,000; the One-Year Warranty Fund, $1,000,000; the Two-Year Warranty Fund, $1,000,000; and the Cost Report Fund, $1,000,000.

         2.4 LIMITATIONS. The foregoing indemnities by Sellers are subject to the following limitations:

         2.4.1 EARN OUT WARRANTIES. Claims for breach of warranties made pursuant to Section 3.22 (Earn Out) of the Stock Purchase Agreement may be made on the following basis: In the event Aggregate EBITDA is less than $1,115,000, Purchaser shall be entitled to recover from the Earn Out Fund an amount calculated by multiplying the number of whole dollars by which Aggregate EBITDA is less than $1,115,000 by
         2.6785714. If Aggregate EBITDA is $555,000 or less, Purchaser shall be entitled to all amounts in the Earn Out Fund and shall have no further remedy for claims for breach of Section 3.22 (Earn Out). Provided, however, that if Mark Russell ceases to be able to function as the chief executive officer of Hospital (whether called by that title or not) in an unfettered manner as the result of any action or inaction by Purchaser or its agents or representatives and provided further that Mark Russell gives written notice to Purchaser specifying such action or inaction within three (3) days of such, and following such notice Purchaser shall have three (3) days to either (i) cure the alleged action or inaction, or (ii) notify Mark Russell that Purchaser contends its action or inaction does not prevent Mark Russell from functioning as the Hospital's chief executive officer in an unfettered manner, the warranty contained in Section 3.22 shall be deemed to be satisfied and Sellers shall be entitled to the entire $1,500,000. Claims for breach of warranties made pursuant to Section 3.22 of the Stock Purchase Agreement may be brought, if at all, only before December 1, 2002, after which all warranties with regard to Section
         3.22 of the Stock Purchase Agreement shall expire. All amounts in the Earn Out Fund not claimed by Purchaser under this Indemnification Agreement shall be delivered to Sellers in accordance with the terms of the Escrow Agreement.

        2.4.2    ONE-YEAR WARRANTIES. Claims for breach of warranties made

         pursuant to Section 3.6 (Financial Information) of the Stock Purchase Agreement may be brought, if at all, only before the end of the 365th day following the Closing Date and only against the amounts remaining in the One-Year Warranty Fund, after which all warranties under
         Section 3.6 of the Stock Purchase Agreement shall expire. All amounts in the One-Year Warranty Fund


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         not claimed by Purchaser under this Indemnification Agreement shall be delivered to Sellers in accordance with the terms of the Escrow Agreement.

         2.4.3 TWO-YEAR WARRANTIES. Claims for breach of warranties made in any Subsection of Section 3, Representations and Warranties of Sellers, of the Stock Purchase Agreement, other than Section 3.6 (Financial Information), Section 3.9 (Medicare Participation/Accreditation), and Section 3.22 (Earn Out), may be brought, if at all, only before the end of the 730th day following the Closing Date and only against the amounts remaining in the Two-Year Warranty Fund, after which all warranties under the Stock Purchase Agreement shall expire. All amounts in the Two-Year Warranty Fund not claimed by Purchaser under this Indemnification Agreement shall be delivered to Sellers in accordance with the terms of the Escrow Agreement.

         2.4.4 COST REPORT WARRANTIES. Claims for breach of warranties made pursuant to Section 3.9 (Medicare Participation/Accreditation) of the Stock Purchase Agreement and claims for amounts due pursuant to
         Section 8 of the Stock Purchase Agreement may be brought, if at all, only before the end of the 30th day following receipt by Purchaser of the Final Notice of Program Reimbursement from Medicare for calendar year 2000 or 2001, as appropriate, by Purchaser, after which all warranties with regard to such Cost Report shall expire. All amounts in the Cost Report Fund not claimed by Purchaser under this Indemnification Agreement shall be delivered to Sellers in accordance with the terms of the Escrow Agreement.

         2.5 GENERAL LIMITATIONS. Purchaser's sole recourse against Sellers for indemnification under this Indemnification Agreement shall be recovery from the designated Escrowed Fund and shall be limited to the aggregate amount originally placed into each respective fund. Moreover, Sellers shall not be required to make any indemnification payment pursuant to this Indemnification Agreement from either the One-Year Warranty Fund or the Two-Year Warranty Fund unless and until the aggregate of all amounts for which indemnity would be payable from either or both Funds exceeds $25,000 (the "Basket Amount"), in which event Sellers shall then be responsible for all amounts including the Basket Amount.

         2.6      NOTICE AND CONTROL OF LITIGATION.

         2.6.1 If any claim or liability is asserted in writing against a Person entitled to indemnification under this Indemnification Agreement (the "Indemnified Party') that would give rise to a claim under this Indemnification Agreement, the Indemnified Party shall notify the Person giving the indemnity ("Indemnifying Party") in writing of the same within twenty (20) business days of receipt of such written assertion of a claim or liability; provided, however, that the failure to provide such notice as so indicated shall not affect the Indemnifying Party's obligation to indemnify and the Indemnifying Party shall have no remedy by reason of such failure except to the extent of any actual prejudice resulting from such delay. The Indemnifying Party shall have the right to defend any such claim, select the counsel, and control the defense, settlement, and prosecution of any litigation. If the Indemnifying Party fails, within ten (10) business days after notice of such claim, to initiate the defense of such claim, the Indemnified


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         Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such claim shall not be compromised or settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         2.6.2 The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in the investigation, trial and defense of any lawsuit or action that may be subject to this Indemnification Agreement and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

         2.7 EXCLUSIVE REMEDY. EXCEPT FOR CLAIMS FOR BREACH OF THIS INDEMNIFICATION AGREEMENT, THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF ANY COVENANT OR AGREEMENT OR THE INACCURACY OF ANY REPRESENTATION OR WARRANTY, OR ALLEGED BREACH OR INACCURACY OF ANY COVENANT, AGREEMENT, REPRESENTATION OR WARRANTY, RESPECTIVELY, MADE IN THE STOCK PURCHASE AGREEMENT OR IN ANY AGREEMENT EXECUTED AND DELIVERED PURSUANT THERETO, OR FOR ANY OTHER ALLEGED OR ACTUAL BREACH OR VIOLATION OF THE STOCK PURCHASE AGREEMENT OR ANY AGREEMENT EXECUTED AND DELIVERED PURSUANT THERETO, SHALL BE THE INDEMNIFICATION REMEDY PROVIDED IN THIS INDEMNIFICATION AGREEMENT.

         2.8 MITIGATION. The Indemnified Party shall take all reasonable steps to mitigate all liabilities and claims, including availing itself as reasonably directed by Indemnifying Party of any defenses, limitations, rights of contribution, claims against third parties and other rights at law, and shall provide such evidence and documentation of the nature and extent of any liability as may be reasonably requested by the Indemnifying Party. Each party shall act in a commercially reasonable manner in addressing any liabilities that may provide the basis for an indemnifiable claim (that is, each party shall respond to such liability in the same manner that it would respond to such liability in the absence of the indemnification provided for in this Indemnification Agreement). Any request for indemnification of specific costs shall include invoices and supporting documents containing reasonably detailed information about the costs and/or damages for which indemnification is being sought.

SECTION 3.        MISCELLANEOUS PROVISIONS.

         3.1 SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Indemnification Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. No party hereto may assign any of its rights or delegate any of its duties under this Indemnification Agreement without the prior written consent of the other parties.


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         3.2      GOVERNING LAW. This Agreement shall be governed by and
construed in accordance with the laws of the State of Tennessee. This Agreement and its subject matter have substantial contacts with Tennessee, and all actions, suits, or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Davidson County, Tennessee, or in the United States District Court having jurisdiction over that County. In any such action, suit, or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good.

         3.3 AMENDMENTS. This Indemnification Agreement may not be amended or modified other than by written instrument signed by the parties hereto.

         3.4 NOTICES. All notices, offers, requests, demands, and other communications pursuant to this Indemnification Agreement shall be given in writing by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, by facsimile transmission, or by UPS, FedEx or other recognized, reputable overnight courier and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the second day after the deposit in the United States Mail if mailed, upon acknowledgment of receipt of electronic transmission if sent by facsimile transmission, or upon delivery if by UPS, FedEx or other recognized, reputable overnight courier. Notices shall be sent to the parties at the following address:

                  Sellers: Mark R. Russell, Sellers' Representative c/o Sherrard & Roe, PLC
                                    424 Church Street, Suite 2000
                                    Nashville, Tennessee  37219-3304
                                    Attention: Michel G. Kaplan, Esq.
                                    Facsimile: (615) 742-4539

                  with copies to:   Sherrard & Roe, PLC
                                    424 Church Street, Suite 2000
                                    Nashville, Tennessee  37219-3304
                                    Attention: Michel G. Kaplan, Esq., or
                                               John R. Voigt, Esq.
                                    Facsimile: (615) 742-4539
                                    mkaplan@sherrardroe.com or
                                    jvoigt@sherrardroe.com

                  Purchaser:        Psychiatric Solutions, Inc.
                                    113 Seaboard Lane, Suite C-100
                                    Franklin, Tennessee 37067
                                    Attention: President
                                    Facsimile: (615) 312-5700
                                    jjacobs@psysolutions.com


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                  with copies to:   Harwell Howard Hyne Gabbert & Manner, P.C.
                                    315 Deaderick Street, Suite 1800
                                    Nashville, Tennessee 37238
                                    Attention: Lee C. Dilworth, Esq.
                                    Facsimile: (615) 251-1059
                                    lcd@h3gm.com

or to such other address, and to the attention of such other person or officer as any party may hereafter designate in writing.

         3.5 HEADINGS. The section and other headings contained in this Indemnification Agreement are included for the purpose of convenient reference only and shall not restrict, amplify, modify or otherwise affect in any way the meaning or interpretation of this Indemnification Agreement.

         3.6 GENDER AND NUMBER. All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.

         3.7 THIRD PARTY BENEFICIARY. This Agreement has been made and is solely for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns or to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

         3.8 COUNTERPARTS; EXECUTION BY FACSIMILE. This Indemnification Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement, binding on all of the parties hereto.

         3.9 SEVERABILITY. If any term, provision, condition or covenant of this Indemnification Agreement or the application thereof to any party or circumstance shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Indemnification Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Indemnification Agreement shall be valid and enforceable to the fullest extent permitted by law.

         3.10 ENTIRE AGREEMENT. This Indemnification Agreement, and the Stock Purchase Agreement and the Escrow Agreement executed contemporaneously herewith, set forth the entire agreement and understanding of the parties hereto with respect to the matters covered herein and therein, and supersede all prior agreements, arrangements and understandings relating to the subject matter of this Indemnification Agreement and the Stock Purchase Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in multiple originals by themselves or their authorized officers, all as of the day and year first written above.


PURCHASER:                                   SELLERS:
PSYCHIATRIC SOLUTIONS, INC.                  AERIES HEALTHCARE MANAGEMENT
                                             SERVICES, L.L.C.


By: /s/ Steven T. Davidson                   By: /s/ Mark R. Russell
   ---------------------------------            -------------------------------
Its: Vice President                          Mark R. Russell, Sole Member
    --------------------------------


                                             THE HILLSTREET FUND, L.P.,
                                             A DELAWARE LIMITED PARTNERSHIP
                                             BY: HILLSTREET CAPITAL, INC.,
                                             ITS INVESTMENT MANAGER


                                             By: /s/ Christian L. Meininger
                                                -------------------------------
                                                Christian L. Meininger,
                                                President

                                             /s/ Mike Crothers
                                             ----------------------------------
                                             Mike Crothers

                                             /s/ Stanley J. Kantanie
                                             ----------------------------------
                                             Stanley J. Kantanie


                                             XYRX ASSET INVESTMENT FUND, LLC


                                             By: /s/ Dan E. Patterson
                                                -------------------------------
                                                Dan E. Patterson, President

                                             /s/ Mark R. Russell
                                             ----------------------------------
                                             Mark R. Russell

                                             /s/ Jack R. Salberg
                                             ----------------------------------
                                             Jack R. Salberg

                                             /s/ Paul Yeoham
                                             ----------------------------------
                                             Paul Yeoham


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